UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 29, 2015

HENNESSY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:                   (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Annual Meeting was held January 29, 2015.  At the Annual Meeting, the following directors were elected for terms expiring at the annual meeting of shareholders to be held in 2016 by the votes indicated:

	For	Withheld	Broker Nonvotes
Neil J. Hennessy	3,847,292	32,152	1,444,928
Teresa M. Nilsen	3,871,018	8,426	1,444,928
Daniel B. Steadman	3,870,218	9,226	1,444,928
Henry Hansel	3,861,602	17,842	1,444,928
Brian A. Hennessy	3,848,492	30,952	1,444,928
Daniel G. Libarle	3,861,602	17,842	1,444,928
Rodger Offenbach	3,848,492	30,952	1,444,928
Susan W. Pomilia	3,873,292	6,152	1,444,928
Thomas L. Seavey	3,854,852	24,592	1,444,928

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	For	Against	Abstained	Broker Nonvotes
Approval of an amendment to the Second Amended and Restated Bylaws of Hennessy Advisors, Inc. to increase the minimum and maximum size of the Board of Directors to 7 and 11, respectively	3,823,420	900	55,124	1,444,928

	For	Against	Abstained	Broker Nonvotes
Ratification of Marcum LLP as Hennessy Advisors, Inc.’s independent registered public accounting firm for fiscal year 2015	5,231,791	3,094	89,487	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

February 2, 2015                                                                      By:       /s/ Daniel Steadman
Daniel Steadman
Executive Vice President

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